UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2009, Barbara T. Alexander notified the Director of the Federal Housing Finance Agency, the Conservator of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), that she does not wish to stand for re-election to Freddie Mac’s Board of Directors at the expiration of her current term. Ms. Alexander initially joined the Board of Directors in 2004, and was most recently re-elected on March 25, 2009 by written consent of the Conservator, for a term that will end (i) on the date of the next annual meeting of stockholders of Freddie Mac, or (ii) on the date the Conservator next executes a written consent for the purpose of electing directors, whichever occurs first. Freddie Mac currently anticipates that the Conservator will next execute such a consent in March 2010.

A copy of the press release issued by Freddie Mac on December 21, 2009 regarding Ms. Alexander is attached as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release, dated December 21, 2009, issued by Freddie Mac

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Charles E. Haldeman, Jr.

Charles E. Haldeman, Jr.
Chief Executive Officer

Date: December 21, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated December 21, 2009, issued by Freddie Mac